As filed with the Securities and Exchange Commission on June 23, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

______________________________

ServiceSource International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-0578975 (I.R.S. Employer Identification Number)

707 17th Street, 25th Floor

Denver, CO 80202

(Address, including zip code, of registrant's principal executive office)

2020 Equity Incentive Plan

(Full Title of Plan)

_______________________

Megan Fine

Senior Vice President & General Counsel

ServiceSource International, Inc.

707 17th Street, 25th Floor

Denver, CO 80202

(720) 889-8500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________

Copies to:

Kristin L. Lentz, Esq.

Samuel J. Seiberling, Esq.

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

(303) 892-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	◻	Accelerated filer	⌧
Non-accelerated filer	◻	Smaller reporting company	⌧
		Emerging growth company	◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ◻

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	9,000,000 shares	$1.17	$10,530,000	$1,149

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2020 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee and is based on the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on June 17, 2021.

Part I

EXPLANATORY NOTE

ServiceSource International, Inc. (the “Registrant”) has previously filed a registration statement on Form S-8, File No. 333-239211 (the “Prior Registration Statement”), relating to the Registrant’s 2020 Equity Incentive Plan (the “Plan”). On May 14, 2021, the Registrant’s stockholders approved an amendment to the Plan, which increased the number of reserved shares under the Plan from 6,200,000 shares to 15,200,000 shares. Accordingly, this registration statement is being filed to register the additional 9,000,000 shares of the Registrant’s common stock, par value $0.0001 per share. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, including each of the documents filed with the Securities and Exchange Commission (the “Commission”) and incorporated (or deemed to be incorporated) by reference therein, and each of the documents filed as exhibits thereto, are incorporated by reference herein except as otherwise updated or modified by this filing.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

ServiceSource International, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission, excluding any disclosures therein that have been furnished and not filed:

●	The Registrant’s Annual Report on Form 10-K (File No. 001-35108) for the fiscal year ended December 31, 2020, filed with the Commission on February 24, 2021;
●	The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 from the Registrant’s definitive proxy statement on Schedule 14A (File No. 001-35108), filed with the Commission on March 31, 2021;
●	The Registrant’s Quarterly Report on Form 10-Q (File No. 001-35108) for the quarterly period ended March 31, 2021 filed with the Commission on April 28, 2021;
●	The Registrant’s Current Reports on Form 8-K (File No. 001-35108) filed with the Commission on March 12, 2021 and May 19, 2021; and
●	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35108) filed with the Commission on March 23, 2011, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered under this Registration Statement have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement

Item 8. Exhibits.

			Incorporated by Reference Herein
Exhibit Number	Description	Filed Herewith	Exhibit	Form/File No.	Filing Date
3.1	Certificate of Incorporation of the Registrant		3.1	Form 10-Q (No. 001-35108)	August 6, 2018
3.2	Amended and Restated Bylaws of the Registrant		3.1	Form 8-K (No. 001-35108)	May 19, 2021
4.1	Specimen common stock certificate of the Registrant		4.3	Form S-1/A (No. 333-171271)	March 11, 2011
5.1	Opinion of Davis Graham & Stubbs LLP	X
10.1	2020 Equity Incentive Plan		10.1	Form S-8 (No. 001-35108)	June 16, 2020
10.2	Amendment No. 1 to 2020 Equity Incentive Plan		10.3	Form 8-K (No. 001-35108)	May 19, 2021
23.1	Consent of Ernst & Young LLP	X
23.2	Consent of Davis Graham & Stubbs LLP (contained in Exhibit 5.1)	X
24.1	Power of Attorney (contained on signature page hereto)	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 23, 2021.

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Gary B. Moore
Name:	Gary B. Moore
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary B. Moore, Chad Lyne, and Megan Fine, and each of them, as his or her true and lawful attorneys-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date

/s/ Gary B. Moore	Chief Executive Officer and Director (Principal Executive Officer)	June 23, 2021
Gary B. Moore

/s/ Chad Lyne	Chief Financial Officer (Principal Financial and Accounting Officer)	June 23, 2021
Chad Lyne

/s/ Andrew M. Baker	Director	June 23, 2021
Andrew M. Baker

/s/ Jane Okun Bomba	Director	June 23, 2021
Jane Okun Bomba

/s/ John R. Ferron	Director	June 23, 2021
John R. Ferron

/s/ John R. Harris	Director	June 23, 2021
John R. Harris

/s/ John A. Meyer	Director	June 23, 2021
John A. Meyer

/s/ Richard G. Walker	Director	June 23, 2021
Richard G. Walker